EXHIBIT 2.1

CUSIP No.  Y75638109

AGREEMENT CONCERNING JOINT FILING

OF SCHEDULE 13D

The undersigned agree as follows:

(i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated:  April 12, 2018

V. PREM WATSA

/s/ V. Prem Watsa

V. Prem Watsa

THE ONE ONE ZERO NINE HOLDCO LIMITED

By:	/s/ V. Prem Watsa
Name: V. Prem Watsa
Title: President

THE SIXTY TWO INVESTMENT COMPANY LIMITED

By:	/s/ V. Prem Watsa
Name: V. Prem Watsa
Title: President

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ Paul Rivett
Name: Paul Rivett
Title: President

FFHL GROUP LTD.

By:	/s/ Paul Rivett
Name: Paul Rivett
Title: Director

FAIRFAX (BARBADOS) INTERNATIONAL CORP.

By:	/s/ Paul Rivett
Name: Paul Rivett
Title: Attorney-in-Fact pursuant to Power of Attorney attached to this Schedule 13D

WENTWORTH INSURANCE COMPANY LTD.

By:	/s/ Paul Rivett
Name: Paul Rivett
Title: Attorney-in-Fact pursuant to Power of Attorney attached to this Schedule 13D